UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022.

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

illinois	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, during the preparation of its financial statements for the year ended December 31, 2021, Lifeway Foods, Inc. (the “Company”) identified an error in the accounting for its deferred income tax liabilities and goodwill. Specifically, in connection with its 2009 acquisition of Fresh Made, Inc., the Company did not record a deferred income tax liability and corresponding increase to goodwill related to the difference in the book and income tax bases for an indefinite-lived brand name intangible asset. The error resulted in a $1.18 million understatement of both deferred income tax liabilities and goodwill of as of January 1, 2020, but had no impact on the Company’s liquidity or cash position.

On April 29, 2022, the Audit and Corporate Governance Committee of the Board of Directors (the “Board”) of the Company, after discussion with management and Mayer Hoffman McCann P.C., the Company’s independent registered accounting firm (“Mayer Hoffman”), concluded that the Company’s previously issued (i) audited consolidated financial statements for the year ended December 31, 2020, and (ii) unaudited consolidated financial statements for the periods ended March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, June 30, 2021, and September 30, 2021 should be restated and no longer relied upon.

The Company intends to restate the audited consolidated financial statements for the year ended December 31, 2020, and unaudited restated financial statements for the periods ended March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, June 30, 2021, and September 30, 2021 (collectively the “Restatement”) and correct the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as soon as practicable.

In connection with the Restatement, management has evaluated the Company’s internal control over financial reporting and determined that a material weakness existed as of December 31, 2021, related to the fact that the company did not design internal controls to identify and correct material errors in the recording of deferred income taxes related to indefinite-lived intangible assets associated with the 2009 acquisition of Fresh Made, Inc. As a result, the Company’s management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2021. Management is currently evaluating the Company’s disclosure controls and procedures as of such date, but has not yet reached a conclusion.

The Company’s management and the Audit and Corporate Governance Committee have discussed the matters disclosed in this Item 4.02 with Mayer Hoffman.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: May 5, 2022	By:	/s/ Eric Hanson
Name: Eric Hanson Title: Chief Financial Officer and Accounting Officer

3